                                                                  EXHIBIT 4.2(K)

            SEVENTH AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT


         THIS SEVENTH AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT (this "Seventh Amendment to Loan Agreement" or this "Seventh Amendment") is entered into on January 7, 1999 between NBD Bank ("NBD" or "Bank"), as lender, with offices at 611 Woodward Avenue, Detroit, Michigan 48226; Universal Standard Healthcare, Inc., formerly known as Universal Standard Medical Laboratories, Inc., a Michigan corporation ("USML"); Universal Standard Healthcare of Michigan, Inc., formerly known as Universal Standard Managed Care of Michigan, Inc., a Michigan corporation ("Michigan Managed Care"); Universal Standard Healthcare of Ohio, Inc., formerly known as Universal Standard Managed Care of Ohio, Inc., an Ohio corporation ("Ohio Managed Care"); Universal Standard Healthcare of Delaware, Inc., formerly known as Universal Standard Managed Care, Inc., a Delaware corporation ("Delaware Managed Care"); T.P.A., Inc., a Michigan corporation ("Processing"); and A/R Credit, Inc., a Michigan corporation ("AR Credit"), all of whose addresses are 26500 Northwestern Highway, Southfield, Michigan 48076.


                                    RECITALS

         This Seventh Amendment to Loan Agreement is based on the following recitals ("Recitals"), which are incorporated into and made a part of this Seventh Amendment:

              1. USML, Delaware Managed Care, Ohio Managed Care, Michigan Managed Care, Processing, AR Credit (each, an "Obligor" and collectively, the "Obligors"), and NBD are parties to a Revolving Credit and Loan Agreement dated April 30, 1997, as amended by a First Amendment to Revolving Credit and Loan Agreement dated September 26, 1997, by a Second Amendment to Revolving Credit and Loan Agreement dated November 30, 1997, by a Third Amendment to Revolving Credit and Loan Agreement dated February 2, 1998, by a Fourth Amendment to Revolving Credit and Loan Agreement dated March 12, 1998, by a Fifth Amendment to Revolving Credit and Loan Agreement dated June 5, 1998, by a letter agreement dated July 21, 1998, by a Sixth Amendment to Revolving Credit and Loan Agreement dated August 3, 1998, and by a letter agreement dated October 8, 1998 (as amended, and as may be further amended or restated from time to time, the "Loan Agreement"). In addition to the Loan Agreement, Bank and Obligors are parties to various other loan and security documents and guaranties more particularly described in or executed in connection with the Loan Agreement (which are defined as the "Loan Documents" in the Loan Agreement). Capitalized terms used but not defined in this Seventh Amendment have the same meanings given to those terms in the Loan Documents.


              2. Simultaneously with the execution of the Sixth Amendment USML entered into the Labcorp Transaction.

              3. In connection with the October 8, 1998 letter agreement, USML executed a Master Demand Business Loan Note dated October 8, 1998 in the original principal amount of $2,000,000 (the "Demand Note"). NBD made certain loans and advances to USML, which are evidenced by the Demand Note.

              4. Obligors have requested and, subject to the terms hereof, Bank has agreed to amend the Loan Agreement as set forth in this Seventh Amendment.


                                    AGREEMENT

         Based on the foregoing Recitals (which are incorporated herein as representations, warranties, acknowledgments and agreements of the parties, as the case may be) and for other good and valuable consideration, the receipt and adequacy of which is mutually acknowledged by the parties hereto, Obligors and Bank agree as follows:

              A. The following defined terms in Section 1.1 of the Loan Agreement are amended in their entirety to read as follows:

              "Adjusted Line of Credit Floating Rate" means the per annum rate of interest equal to the sum of (a) the Prime Rate in effect from time to time, plus, (b) one percent. The Adjusted Line of Credit Floating Rate changes simultaneously with any change in the Prime Rate.

              "Borrowing Base" means as of the date of determination, the sum of (1) the following applicable percentage of Qualified Accounts, multiplied by, a person's Qualified Accounts reported in a Collateral Activity Report delivered in accordance with Section 6.4(b), plus, (2) the following applicable percentage of Qualified Equipment, multiplied by, a person's Qualified Equipment reported in a Collateral Activity Report delivered in accordance with Section 6.4(b:

              Qualified Accounts               up to the Applicable Amount

              Qualified Equipment              up to 80%

              All Qualified Accounts reported in the Borrowing Base must be net of reserves for contractual reimbursement levels and bad debt expense, and these reserves must be satisfactory to NBD in its sole discretion. "Applicable Amount" means 40% during October, November, and December, 1998; 30% during January and February, 1999; and 25% during March, 1999.

              "Termination Date" means the earlier to occur of (a) March 31, 1999 and (b) at NBD's option and in its sole discretion, any time before that.

              B.   Clause (ii) of the definition of Qualified Account in
         section 1.1 of the Loan Agreement is amended in its entirety to read as follows: "(ii) [Intentionally omitted.]"

              C. Section 2.1 of the Loan Agreement is amended in its entirety to read as follows:

          "2.1 LINE OF CREDIT. From time to time prior to the Termination Date and subject to the terms and conditions set forth in this Agreement, NBD agrees, in its sole and absolute discretion, to make Loans to USML in such amounts as USML may request, provided that the aggregate principal amount of all borrowings made by USML under this line of credit at any one time outstanding may not exceed the lesser of (a) $2,000,000 minus the face amount of the Litigation Letter of Credit (the "Line Limit") or (b) the Borrowing Base minus the face amount of the Litigation Letter of Credit (the "Line of Credit" or the "Credit"). The outstanding loans and advances made in connection with and evidenced by the Demand Note, in the principal amount of $____________ on the date of the Seventh Amendment, are rolled into and consolidated with the Line of Credit. Advances under the Line of Credit will only be made at the Adjusted Line of Credit Floating Rate, and no Advances under the Line of Credit will be made at the Adjusted LIBOR Rate.

          All such Loans are evidenced by a single promissory note of USML (the "Line of Credit Note"), payable to the order of NBD and dated as of the date of the Seventh Amendment, in substantially the form of
          Exhibit 2.1 attached to the Seventh Amendment. The Line of Credit Note must be executed by USML and delivered to NBD prior to or simultaneously with the initial Loan under this Line of Credit."

              D. By January 15, 1999, NBD and the Obligors agree to meet to discuss and attempt to agree on amending and setting financial covenants through the latest maturity date of any of the Loans. If for any reason NBD and the Obligors are unable to agree on the amended and reset financial covenants by January 15, 1999, then such event constitutes an Event of Default under all of the Loan Documents for which there is no cure period. The foregoing provision amends any prior provisions in the Loan Documents dealing with this issue, and waives any Event of Default created by the failure to agree on amended and reset financial covenants by October 2, 1998.

              E. Simultaneously with the execution of this Seventh Amendment, Borrower must pay to NBD a $5,000 facility fee, which fee is fully earned upon NBD's execution of this Seventh Amendment.

              F. The Obligors have advised that Delaware Managed Care has established Universal Standard Healthcare of Florida, Inc., a Florida corporation ("Florida Managed Care") as a 100% owned subsidiary that will be licensed to do business in Florida. Notwithstanding anything to the contrary contained in the Loan Documents, NBD consents to Delaware Managed Care's creation of Florida Managed Care if (1) Obligors' investment in the New Subsidiary does not exceed $150,000;
          (2) Delaware Managed Care pledges to NBD 100% of the issued and outstanding capital stock of the Florida Managed Care in accordance with the Stock Pledge Agreement (the "Florida Managed Care Stock Pledge Agreement") in the form attached as Exhibit A; and (3) the Obligors take such other further actions and execute such other documents as NBD may reasonably request in connection with Florida Managed Care. Subject to Section 9.27 of the Loan Agreement (as amended by this Seventh Amendment), Florida Managed Care assumes the obligations of the Obligors under the Loan Documents and is an Obligor under the Loan Documents for all purposes. In connection therewith (1) Florida Managed Care represents and warrants that all representations and warranties (including those in Article IV of the Loan Agreement are true, correct and complete with respect to it; (2) the parenthetical "(other than Michigan Managed Care and Ohio Managed
          Care)" appearing in several places in the Loan Agreement is amended to read as follows: "(other than Michigan Managed Care, Ohio Managed Care, and Florida Managed Care)"; (3) the parenthetical in the first sentence of Section 6.11 of the Loan Agreement is amended to read as follows: "(including Michigan Managed Care, Ohio Managed Care, and Florida Managed Care)"; and (4) Section 9.27 of the Loan Agreement is amended to read as follows: "Notwithstanding any other term or condition of this Agreement or the other Loan Documents, Michigan Managed Care's, Ohio Managed Care's and Florida Managed Care's liability with respect to the Loans is limited to that portion of the Loan's arising in connection with Standby Letters of Credit issued for their respective accounts in connection with their managed care business."

              G. Obligors have advised NBD that they intend to dissolve A/R Credit. Based on each Obligor's representation and warranty that A/R Credit has no assets, NBD waives any Event of Default under the Loan Documents due to A/R Credit's dissolution.

              H. The Loan Documents are amended, effective as of July 14, 1998, to provide that the maturity date of the Term Note is amended from July 15, 1998 to August 4, 1998.

              I. NBD waives through December 31, 1998 the default under the Loan Documents due to Obligors' failure to deliver to NBD the Managed Care Reports.

              J. From and after the date of this Seventh Amendment, references in the Loan Documents (i) to the "Loan Agreement" are to be treated as referring to the Loan Agreement as amended by this Seventh Amendment; (ii) to "obligations" and "Obligations" are to be treated as referring to all indebtedness and obligations referred to in this Seventh Amendment (including the Obligations evidenced by the Line of Credit Note; (iii) to "Loan Documents" includes, without limitation, the Warrant Documents, the Line of Credit Note and the Florida Managed Care Stock Pledge Agreement; (iv) to "Obligors" includes Florida Managed Care; (v) to "Collateral" includes, without limitation, the collateral granted to NBD under the Florida Managed Care Stock Pledge Agreement.

              K. Prior to or simultaneously with execution and delivery of this Seventh Amendment, Obligors must cause to be executed and delivered to Bank such financing statements, resolutions and other agreements that Bank may require to effectuate the transactions contemplated by this Seventh Amendment. Obligors must pay all costs and expenses (including attorneys' fees) incurred by Bank in connection with this Seventh Amendment.

              L. Obligors expressly acknowledge and agree that all collateral security and security interests, liens, pledges, guaranties, and mortgages heretofore or hereafter granted Bank including, without limitation, such collateral, security interests, liens, pledges, and mortgages granted under the Loan Documents, extend to and cover all of each Obligor's Obligations to Bank, now existing or hereafter arising including, without limitation, those arising in connection with this Seventh Amendment and under all guaranty agreements now or in the future given by one or more of the Obligors in Bank's favor, upon the terms set forth in such agreements, all of which security interests, liens, pledges, and mortgages are ratified, reaffirmed, confirmed and approved.

              M.   Obligors represent and warrant to NBD that:

                   (1) (a) The execution, delivery and performance of this Seventh Amendment by the Obligors and all agreements and documents delivered by Obligors in connection with this Seventh Amendment have been duly authorized by all necessary corporate or other organizational action and does not and will not require any consent or approval of its stockholders or members, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or of its articles of incorporation, articles of organization, or bylaws, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Obligor is a party or by which it or its properties may be bound or affected.

                          (b) No authorization, consent, approval,
              license, exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Obligors of this Seventh Amendment and all agreements and documents delivered in connection with this Seventh Amendment.

                          (c) This Seventh Amendment and all agreements and
              documents delivered by Obligors in connection with this Seventh Amendment are the legal, valid and binding obligations of Obligors enforceable against each of them in accordance with the terms thereof.

                   (2) After giving effect to the amendments contained in this Seventh Amendment, except as set forth on Exhibit C, all of the representations and warranties contained in the Loan Documents (other than in Section 4.16 of the Loan Agreement) are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                   (3) Obligors's financial statements furnished to NBD, fairly present Obligors's financial condition as at such dates and the results of Obligors's operations for the periods indicated, all in accordance with generally accepted accounting principles applied on a consistent basis, and since the date of the last such financial statement there has been no material adverse change in such financial condition.

                   (4) After giving effect to this Seventh Amendment no Default or Event of Default has occurred and is continuing or will exist on the date of this Seventh Amendment under the Loan Agreement or any of the other Loan Documents.

              N. The terms and provisions of this Seventh Amendment amend, add to and constitute a part of the Loan Agreement. Except as expressly modified and amended by the terms of this Seventh Amendment, all of the other terms and conditions of the Loan Agreement and the other Loan Documents (including all guaranties, which, without limitation, extend to and cover the Obligations arising in connection with the Lease Transactions and the Lease Documents) remain in full force and effect and are hereby ratified, reaffirmed, confirmed, and approved.

              O. If there is an express conflict between the terms of this Seventh Amendment to Loan Agreement and the terms of the Loan Agreement or the other Loan Documents, the terms of this Seventh Amendment govern and control.

              P. This Seventh Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument.

              Q. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

              R. There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Seventh Amendment other than those which are set forth in this Seventh Amendment.

              S. RELEASE. AS OF THE DATE HEREOF EACH OBLIGOR REPRESENTS AND WARRANTS THAT IT IS UNAWARE OF, AND POSSESSES, NO CLAIMS OR CAUSES OF ACTION AGAINST NBD. NOTWITHSTANDING THIS REPRESENTATION AND AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, EACH OBLIGOR INDIVIDUALLY, JOINTLY, SEVERALLY, AND JOINTLY AND SEVERALLY, EACH OF THEIR EMPLOYEES, AGENTS, EXECUTORS (TO THE EXTENT PERMITTED BY APPLICABLE LAW WITH RESPECT TO EMPLOYEES, AGENTS, AND EXECUTORS), SUCCESSORS AND ASSIGNS HEREBY RELEASE NBD, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF ACTION WHICH NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FORGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY NBD UNDER THE LOAN DOCUMENTS, AND THE BUSINESS RELATIONSHIP WITH NBD.

              T. WAIVER OF JURY TRIAL AND ACKNOWLEDGMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. NBD AND OBLIGORS EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENTS BETWEEN ANY OF THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN

         INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

NBD BANK


By: Robert B. Greene
   ---------------------------------------------
         Robert B. Greene
         First Vice President


UNIVERSAL STANDARD
HEALTHCARE, INC.


By:  Alan S. Ker
   ---------------------------------------------
         Alan S. Ker
         Vice President Finance and Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF MICHIGAN, INC.


By: Alan S. Ker
   ---------------------------------------------
         Alan S. Ker, Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF OHIO, INC.


By: Alan S. Ker
   ---------------------------------------------
         Alan S. Ker, Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF DELAWARE, INC.


By: Alan S. Ker
   ---------------------------------------------
         Alan S. Ker, Treasurer


A/R CREDIT, INC.


By:  Alan S. Ker
   ---------------------------------------------
         Alan S. Ker, Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF FLORIDA, INC.


By: Alan S. Ker
   ---------------------------------------------
         Alan S. Ker, Treasurer




Exhibit    2.1    Line of Credit Note
           A      Stock Pledge Agreement

                                                                     EXHIBIT 2.1

                              LINE OF CREDIT NOTE

$2,000,000                                                       January 7, 1999
                                                               Detroit, Michigan

    FOR VALUE RECEIVED, the undersigned, Universal Standard Healthcare, Inc., formerly known as Universal Standard Medical Laboratories, Inc., a Michigan corporation ("Borrower"), promises to pay to the order of NBD Bank ("Bank"), under the Revolving Credit and Loan Agreement, dated April 30, 1997, as amended (as amended, and as may be further amended or restated from time to time, the "Credit Agreement"), by and between Borrower, Bank, and others, at the main office of the Bank in Detroit, Michigan in accordance with the Credit Agreement, in lawful money of the United States of America and in immediately available funds, the principal sum of $2,000,000, or such lesser amount as is recorded on the books and records of Bank, on the earlier to occur of the Termination Date (as defined in the Credit Agreement) or demand for payment by Bank, together with interest on the outstanding balance thereof as provided in the Credit Agreement.

    The Bank is hereby authorized by Borrower to record on the schedule attached to this Note, or on its books and records, the date, amount and type of each Advance, the applicable interest rate (including any changes therein), the amount of each payment of principal thereon and the other information provided for on such schedule, which schedule or books and records, as the case may be, constitute presumptive evidence of the information so recorded, provided, however, that any failure by the Bank to record any such information shall not relieve Borrower of its obligation to repay the outstanding principal amount of all Advances made by the Bank, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Note and the Credit Agreement.

This Note is in substitution and exchange for the Master Demand Business Loan Note dated October 8, 1998 in the original principal amount of $2,000,000 (the "Old Note") and shall not in any circumstances be deemed a novation or to have paid, terminated, extinguished or discharged the undersigned's indebtedness evidenced by the Old Note, all of which indebtedness shall continue under and be evidenced and governed by this Note. The Old Note is amended and restated in its entirety by this Note. Any reference in any other document or instrument (including but not limited to the Loan Agreement) to the Old Note shall constitute a reference to this Note

    This Note is subject to, and evidences the Advances made by Bank under, the Credit Agreement, to which reference is made for a statement of the circumstances and terms under which this Note is subject to prepayment and under which its due date may be accelerated and other terms applicable to this Note. Capitalized terms used but not defined in this Note have the same meanings as in the Credit Agreement.

    Borrower and each endorser or guarantor hereof waive demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note. Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

                               UNIVERSAL STANDARD HEALTHCARE,
                               INC., a Michigan Corporation

                               By: Alan S. Ker
                                  ------------------------------------
                                      Alan S. Ker
                                      Vice President Finance and Treasurer

                                                                       EXHIBIT A


                             STOCK PLEDGE AGREEMENT



    THIS STOCK PLEDGE AGREEMENT (this "Agreement ") is made as of December , 1998, by Universal Standard Healthcare of Delaware, Inc., formerly known as Universal Standard Managed Care, Inc., a Delaware corporation ("Pledgor"), Universal Standard Healthcare of Florida, Inc., a Florida corporation, ("Florida Managed Care" or "Issuer"); in favor of NBD Bank ("Lender").

                                    RECITALS

    A. Pledgor is the legal and beneficial owner of the shares of capital stock (the "Stock") listed on Schedule "A," which constitute all of the issued and outstanding shares of capital stock of Issuer.

    B. Issuer, Pledgor, and others are parties to a Revolving Credit and Loan Agreement dated April 30, 1997, as amended by a First Amendment to Revolving Credit and Loan Agreement dated September 26, 1997, by a Second Amendment to Revolving Credit and Loan Agreement dated November 30, 1997, by a Third Amendment to Revolving Credit and Loan Agreement dated February 2, 1998, by a Fourth Amendment to Revolving Credit and Loan Agreement dated March 12, 1998, by a Fifth Amendment to Revolving Credit and Loan Agreement dated June 5, 1998, by a letter agreement dated July 21, 1998, by a Sixth Amendment to Revolving Credit and Loan Agreement dated August 3, 1998, by a letter agreement dated October 8, 1998, and by a Seventh Amendment to Revolving Credit and Loan Agreement dated on or about the same date as this Agreement (as amended and as may be further amended or supplemented from time to time, the "Loan Agreement"), pursuant to which Lender has agreed, subject to the terms and conditions of the Loan Agreement, to make loans and advances (collectively, the "Loans") to or for the benefit of the Issuer, Pledgor, and others as provided in the Loan Agreement.

    C. It is a condition precedent to the obligations of Lender to make further Loans that Pledgor shall have entered into this Agreement.

    D. Capitalized terms used but not defined in this Agreement have the meanings given them in the Loan Agreement.

         THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, Pledgor and the Issuer agree with Lender as follows:

         1. Definitions: In addition to the terms defined above or elsewhere in this Agreement, the following terms shall have the following meanings:

              (a) "Collateral" has the meaning assigned in Section 2 of this Agreement.

              (b) "Issuer Obligations" means all obligations or liabilities of Issuer to

Pledgor, now existing or hereafter incurred, including, without limitation, all accounts payable, contract rights, chattel paper, book debts, notes, drafts, instruments, documents, acceptances and other forms of present or future obligations of Issuer to Pledgor, and all collateral security and any guarantees of any kind given by any Person with respect to any of the foregoing.

              (c)  "Obligations" has the same meaning as in the Loan Agreement.

              (d) "Proceeds" has the meaning assigned to it under the Michigan Uniform Commercial Code and, in any event, includes, but not is not limited to
(i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority bureau or agency (or any person acting under color of Governmental Authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, including, without limitation, any and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any of the Stock.

         2. Pledgor's Pledge: As security for the payment and performance of any and all of the Obligations, Pledgor hereby delivers, pledges and grants to Lender a continuing security interest in the following:

              (a) the Stock listed on Schedule A and all other types or items of property which is to be pledged to Lender and held as Collateral under this Agreement;

              (b)  stock powers ("Powers") duly executed in blank;

              (c)  the Issuer Obligations; and

              (d) the Proceeds of each of the foregoing. (The Stock, the Powers, the Issuer Obligations and the Proceeds are collectively referred to as the "Collateral").

         3. Lender's Duties: Subject to Section 9-207 of the Michigan Uniform Commercial Code ("Code"), Lender has no duty with respect to the Collateral. Without limiting the generality of the foregoing, Lender shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties or to exercise any rights represented thereby; provided, however, that Lender may, at its option, do so, and any and all expenses incurred in connection therewith shall be for the sole account of Pledgor.

         4.   Voting Rights; Dividends; Etc.: During the term of this Agreement:

              (a) As long as no Default or Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Stock or any part thereof, and Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise those voting and other rights which it is entitled to exercise pursuant to the foregoing; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would directly or indirectly impair the Collateral or be inconsistent with or violate any provision of this Agreement, the Loan Agreement or any other Loan Document.

              (b) If Pledgor shall become entitled to receive or shall receive any dividends or other distributions on the Stock including any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any shares of any Stock, or otherwise, Pledgor agrees to accept the same as agent for Lender and to hold the same in trust on behalf of and for the benefit of the Lender and to deliver the same forthwith to the Lender in the exact form received, with the endorsement of Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by Lender as additional collateral security for the Obligations; provided, however, that until a Default or an Event of Default occurs under the Loan Agreement Pledgor may use in the ordinary course of its business cash dividends received from the Issuer.

              (c) Pledgor will promptly deliver to Lender to hold as Collateral any and all notes, drafts or other documents or instruments evidencing Issuer Obligations, duly endorsed in blank or accompanied by an assignment to Lender, and will also promptly deliver to Lender all Proceeds of Issuer Obligations, also to be held as Collateral hereunder.

              (d) If an Default or Event of Default shall have occurred and be continuing, Pledgor shall not be entitled to receive or retain any dividends or distributions paid in respect of the Stock whether paid or payable in cash or other property, whether in redemption of, or in exchange for the Stock, whether in connection with a partial or total liquidation or dissolution of the Stock, or whether in connection with a reduction of capital, capital surplus or paid-in surplus of the Stock or otherwise, and any and all such dividends or distributions shall be forthwith delivered to Lender to hold as Collateral and shall, if received by Pledgor, be received in trust for delivery to Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Lender as Collateral in the same form as so received (with any necessary endorsement).

              (e) If an Default or Event of Default shall have occurred and be continuing, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to this Section 4 shall, at Lender's option, cease, and all such rights shall, at Lender's option, thereupon become vested in Lender, so long as an Default or Event of Default shall continue, and Lender shall, at its option, thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights.

         5. Pledgor Representations: Pledgor represents, wan-ants and agrees that:

              (a) There are no restrictions upon the transfer of any of the Collateral and Pledgor has the right to pledge and grant a security interest in or otherwise transfer such Collateral free of any Liens or rights of third parties.

              (b) Except for Permitted Liens (as defined in the Loan Agreement), all of the Collateral is and shall remain free from all Liens, claims, encumbrances, and purchase money or other security interests. Pledgor shall not, without the Lender's prior written consent, sell or otherwise dispose of any or all of the Collateral.

              (c) This Agreement, and the delivery to Lender of the Stock, creates a valid, perfected, and first priority security interest in the Stock in favor of Lender, and all actions necessary or desirable to such perfection have been duly taken.

              (d) No authorization or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either:
(i) for the grant by Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Pledgor, (ii) for the perfection of, or exercise by, Lender of its rights and remedies hereunder (except as may have been taken by or at the direction of Pledgor or as may be required in connection with a disposition of the Stock by laws affecting the offering and sale of securities generally); or (iii) for the exercise by Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Stock pursuant to this Agreement (except as may be required in connection with a disposition of the Stock by laws affecting the offering and sale of securities generally).

              (e) Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights) and Pledgor agrees that Lender shall not have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

              (f) Schedule A is an accurate and current listing of all shares of Stock of the Issuer presently owned or controlled by Pledgor. If Pledgor at any time owns or controls any other shares of stock of Issuer, all such stock shall without further act or deed be subject to all of the terms and conditions of this Agreement and Pledgor must immediately take such action to perfect Lender's lien and security interest as Lender may request, including executing undated blank stock powers.

              (g) Except as described in the Loan Agreement, there are no options for the purchase of Stock nor are there any rights represented thereby, warrants or other rights to acquire stock of any of the Issuer outstanding at this time.

              (h) All of the outstanding shares of Stock have been duly and validly issued by the Issuer, and they are fully paid and nonassessable.

              (i) There are no existing agreements with respect to the Collateral between Pledgor and any other person or entity (other than the Lender).

              (j) This Agreement and the Powers have been duly authorized; executed and delivered by Pledgor and each constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms.

         6. Stock Adjustments: During the term of this Agreement and until the Obligations have been paid in full, no reclassification, readjustment, recapitalization or other change shall be declared or made in the capital structure of Issuer, without the prior written consent of Lender.

         7. Warrants: During the term of this Agreement and until the Obligations have been paid in full, no subscriptions, warrants or any other rights or options shall be issued in connection with the Stock, without the prior written consent of Lender.

         8. Consent: Subject to Lender's obligations to use reasonable care in the custody and preservation of Collateral in its possession, Pledgor hereby consents that, from time to time, before or after the occurrence or existence of any Default or Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Lender for any of the Obligations or any other security at any time held by or available to Lender of any other person, firm or corporation secondarily or otherwise liable for any of the Obligations, may be exchanged, surrendered, or released and any of the Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Lender may see fit, and Pledgor shall remain bound under this Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, or extension of further credit.

         9.   Remedies Upon Default:

              (a) Upon the occurrence of an Event of Default, Lender shall have, in addition to any other rights given by law or the rights against Pledgor hereunder, in the Loan Agreement, or other Loan Documents, all of the rights and remedies with respect to the Collateral of a secured party under the Code.

              (b) In addition, with respect to the Collateral, or any part thereof, Lender may sell or cause the same to be sold at any public or private sale, in one or more sales or lots, at such reasonable price as Lender may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever.

              (c) Pledgor hereby agrees that any transfer or sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to Pledgor, at the address set forth below, at least ten (10) days before the time of the sale or disposition; provided that no notification need be given to Pledgor if it has signed, after default, a statement renouncing or modifying any right to notification and provided further that no such notification shall be required as to any of the Collateral which is of a type customarily sold in a recognized market. Any other requirement of notice, demand or advertisement for sale, is, to the extent not prohibited by law, waived.

              (d) Lender may, in its own name, or in the name of a designee or nominee, buy the Stock at any public sale of the Stock, and Lender may also buy at private sale, if the Stock or other Collateral is sold in a recognized market or is the subject of widely distributed standard price quotations and if purchased at a price quoted by an independent third party in such market. Lender shall have the right to execute any document or form, in its name or in the name of Pledgor, which may be necessary or desirable in connection with any such sale of Collateral.

              (e) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Stock may be effected after an Event of Default, Pledgor agrees that upon the occurrence of an Event of Default, Lender may from time to time attempt to sell all or any part of the Stock by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are "accredited investors" within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended ("Securities Act"), and are purchasing for investment only and not for distribution. In so doing, Lender may solicit offers to buy the Stock, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Stock. If Lender hires a firm of regional or national reputation that is engaged in the business of rendering investment banking and brokerage services to solicit such offers and facilitate the sale of the Stock, then Lender's acceptance of the highest offer obtained through the efforts of such firm shall be deemed to be a commercially reasonable method of disposition of such Stock.

         10. Lender as Pledgor's Attorney-in-Fact: Pledgor hereby irrevocably appoints Lender as its attorney-in-fact to arrange for the transfer, at any time after the existence or occurrence of an Event of Default, of the Stock or other Collateral on the books of Issuer to the name of Lender or to the name of Lender's nominee.

         11. Acts Not Affecting Obligations. None of the following shall affect the liabilities of the Pledgor under this Agreement or otherwise, and of the Obligations or the rights of the Lender with respect to any of the Collateral:
(a) acceptance or retention by the Lender of other property or interests as security for the Obligations, or for the liability of any person for the Obligations; (b) the release of any or all of the Collateral or other security for any of the Obligations; (c) any release, extension, renewal, modification or compromise of any of the Obligations or the liability of any obligor thereon;
(d) failure by the Lender to resort to other security or any person liable for any of the Obligations before resorting to the Collateral; (e) any increase in the amount of the Obligations for any reason whatsoever; (f) any exercise of, or failure to exercise, any remedy or taking or failing to take any action with respect thereto; and (g) any act that would not release Pledgor from its liability under the Guaranty dated the same date as this Agreement that Pledgor executed and delivered to Lender.

         12. Further Assurances: Pledgor agrees that it will cooperate with the Lender and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments, and documents and will take all such other action, as Lender may reasonably request from time to time in order to carry out the provisions and purposes hereof.

         13. Waiver; Cumulative Remedies. No delay on the part of the Lender or any holder of a Note in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which the Lender or the holder of a Note would otherwise have.

         14. Successors and Assigns. This Agreement shall be binding upon Pledgor and its successors and assigns. The Lender may, in its sole discretion, assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of the Loans or Notes or any other interest herein to any other person.

         15. Survival. All agreements, representations and warranties made herein shall survive the execution of this Agreement.

         16. Michigan Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan.

         17. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         18. Partial Invalidity. The unenforceability for any reason of any provision of this Agreement shall not impair or limit the operation or validity of any other provisions of this Agreement or any other agreements now or hereafter existing between the Lender and Pledgor or any other person.


             Signed, sealed and delivered on ___________, 1998.

UNIVERSAL STANDARD HEALTHCARE
OF DELAWARE, INC., a Delaware corporation

By:  Alan S. Ker
   -------------------------------------------
      Alan S. Ker
      Vice President Finance and Treasurer

UNIVERSAL STANDARD HEALTHCARE
OF FLORIDA, INC., a Florida corporation


By: Alan S. Ker
   -------------------------------------------
      Alan S. Ker
      Vice President Finance and Treasurer


Schedule A - List of Stock